As filed with the Securities and Exchange Commission on November 17, 2009
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

interCLICK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-0692341
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

257 Park Avenue South
Suite 602
New York, NY 10010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Mathews
Chief Executive Officer
257 Park Avenue South
Suite 602
New York, NY 10010
(646) 722-6260
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harvey J. Kesner, Esq. 61 Broadway Suite 3200 New York, New York 10006 (212) 981-6766 (212) 930-9725 Facsimile	Michael D. Harris, Esq. Harris Cramer LLP 1555 Palm Beach Lakes Boulevard Suite 310 West Palm Beach, Florida 33401 (561) 478-7077

From time to time after the effective date of this registration statement, as determined in light of market conditions and other factors
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Primary Offering Common Stock, par value $0.001 per share (3)(4)	2,875,000	$5.00	$14,375,000	$802.13
Secondary Offering Common Stock, par value $0.001 per share (3)(4)	1,150,000	$5.00	$5,750,000	$320.85
Total(4)	4,025,000	$5.00	$20,125,000	$1,122.98

(1)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant and the selling shareholders in the secondary offering in connection with the issuance by the registrant or the sale by the selling shareholders of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.  At no time will the aggregate maximum offering price of all securities issued in the primary offering in any given 12 month period exceed the amount allowed for in General Instruction I.B.6. unless the registrant is eligible for the amount allowed in General Instruction I.B.1.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (a) and 457 (c) under the Securities Act.  The price per share and aggregate offering price are based on $5.00, the average of the high and low prices on The NASDAQ Capital Market on November 16, 2009.

(3)
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)
“Amount to be registered” includes up to 15% of such number of shares that the underwriters in any underwritten offering may elect to purchase from the registrant and the selling shareholder to cover over-allotments, if any.  “Amount of registration fee” has been calculated inclusive of such additional number of shares which may be sold to cover over-allotments, if any.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholder may sell the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2009

PROSPECTUS
3,500,000 Shares

interCLICK, Inc.

2,500,000 Shares of Common Stock
Offered by the Company

1,000,000 Shares of Common Stock
Offered by Selling Shareholders

This prospectus provides you with a general description of securities that we may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. We, and any selling shareholders, may offer and sell up to an additional 750,000 shares (15%) of common stock to cover over-allotments, if any, in an underwritten offering.

This prospectus relates to the resale from time to time of up to 1,000,000 shares of our common stock outstanding issued to the selling shareholders named herein. To the extent that any shares of our common stock held by the selling shareholders are sold, this prospectus may be used by the selling shareholders named under the section titled “Selling Shareholders” to resell such shares. The selling shareholders may resell shares under this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may resell their shares of common stock in the section titled “Plan of Distribution”. The selling shareholders may be deemed “underwriters” within the meaning of the Securities Act, with respect to any shares resold under this prospectus by the selling shareholders. We will not be paying any underwriting discounts or commissions in this offering nor will we receive any of the proceeds from any sale of shares by the selling shareholders.

Our common stock is listed on The NASDAQ Capital Market under the symbol “ICLK”. On November 16, 2009, the last reported sale price for our common stock was $5.00.

Investing in our securities involves a high degree of risk. In our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, we identify and discuss risk factors that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2009

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and any related prospectus supplement or incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that any information we have incorporated by reference or included in any prospectus supplement is accurate only as of the date given in the document incorporated by reference or the prospectus supplement, as applicable, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors”, any prospectus supplement, and the documents that we incorporate by reference into this prospectus and any prospectus supplement, before making an investment.

interCLICK, Inc.

interCLICK provides a transparent platform enabling digital advertisers and agencies to maximize return on investment (“ROI”) at unprecedented scale. The Company's platform applies traditional supply chain methodologies leveraging premium publisher inventory and third party data sources to maximize the effectiveness along the online advertising value chain.

interCLICK is a next-generation online ad network that combines complete data and inventory transparency with best in breed targeting solutions. Its premier technology platform increases campaign effectiveness and ROI by delivering highly targeted ads to the most relevant audiences with unprecedented scalability. The interCLICK platform was built to leverage leading data providers and targeting technology to deliver the most efficient campaigns at the greatest scale for advertisers.

We were originally incorporated in Delaware in March 2002 and in August 2007 acquired the business of Desktop Interactive, Inc. In June 2008 we changed our name to interCLICK, Inc. Until November 4, 2009 our common stock was quoted on the over the counter bulletin board. Our principal offices are located at 257 Park Avenue South, Suite 602, New York, NY 10010, attention Michael Mathews, Chief Executive Officer. Our telephone number is (646) 722-6260. Our website is www.interCLICK.com. The information contained on our website is not part of this prospectus and should not be relied upon in connection with investing in our common stock.

Unless otherwise specified or required by context, references in this prospectus and any prospectus supplement to “we”, “us,” “our” and interCLICK refer to interCLICK, Inc. and our subsidiaries and predecessors on a consolidated basis.

On October 23, 2009, we completed a 1-for-2 reverse stock split. Prior to such date, each of the documents filed with the SEC which are incorporated by reference into this prospectus or any prospectus supplement refer to our unadjusted pre- reverse split financial information, including our results of operation and balance sheet data, and other information.

RISK FACTORS

An investment in our common stock is risky. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed in the sections entitled “Risk Factors” contained in our filings with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in our SEC filings or in any prospectus supplement or any additional risks or uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any prospectus supplements contain, and the documents incorporated by reference therein include, forward-looking statements within the meaning of Section 27A of the Securities Act and Secants 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievement s to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	The length and severity of the global economic recession;
•	The ability to grow through acquisitions and the ability to finance and integrate acquisitions;
•	The availability, and cost, of publishing inventory and the willingness or publishers to permit third parties, such as us, to manage that inventory;
•	Customer and agency requirements and desires to utilize the Internet as an advertising medium;
•	FTC and other regulatory rules, new initiatives and guidelines, and regulatory acceptance of our present business strategies and practices;
•	Our technology needs and technological developments; and
•	Our estimates concerning capital requirements and need for additional financing.

In some cases, you can identify forward-looking statement by terms such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “should,” “could,” “target,” “potential,” “is likely,” “will,” “expect,” “plan” “project,” “permit,” “believe” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings, and may provide additional information in any applicable prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholder has not, authorized anyone to provide you with different information. The common stock offered under this prospectus is not being offered in any state where the offer is not permitted. You should not assume that the information provided by this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus or the prospectus supplement, as applicable, or that any information incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date of the document so incorporated by reference. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the selling shareholders. We anticipate that any net proceeds from our sale of common stock will be used for general corporate purposes and working capital. Such general purposes may be specified in one or more of our prospectus supplements. We may invest the net proceeds temporarily in our discretion until allocated to the specified use of proceeds herein of in a prospectus supplement.

SELLING SHAREHOLDERS

The following table sets forth as of November 17, 2009 information about each selling shareholder including the current beneficial ownership of our common stock by the persons identified, based on information provided to us by them, which we have not independently verified. Except for Michael Brauser, Barry Honig, Michael Mathews and Michael Katz, none of the selling shareholders has any position, office, or material relationship with us or our affiliates within the past three years, and has advised us that he is not a registered broker-dealer or an affiliate of a registered broker-dealer.

Although we have assumed for purposes of the table that the selling shareholders will sell all of the shares offered by this prospectus, because they may from time to time offer all or some of their shares under this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling stockholder (or any of them), or that will be held after completion of the resales. In addition, a selling shareholder may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act or otherwise since the date he or she provided information to us.

Name	Number of securities beneficially owned before offering	Number of securities to be offered	Number of securities owned after offering	Percentage of securities beneficially owned after offering

Michael Brauser (1)					%
Barry Honig (2)					%
Michael Mathews (3)					%
Michael Katz (4)					%
Total		1,000,000

(1)
Mr. Michael Brauser is a Co-Chairman of our Board of Directors.  Of the shares being offered by Mr. Brauser in this prospectus: (1) _____ are held jointly with his wife, Betsy Brauser and (ii) _______ are held by BMB Holdings LLLP, of which Mr. Brauser is the General Partner.  Mrs. Brauser disclaims beneficial ownership of the shares held by BMB Holdings LLLP.

(2)	Mr. Barry Honig is a Co-Chairman of our Board of Directors.
(3)	Mr. Michael Mathews is our Chief Executive Officer.
(4)	Mr. Michael Katz is our President.

Transfer Agent

We have appointed Action Stock Transfer Corp. as our transfer agent.  Their contact information is: 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121, phone number (801) 274-1088, facsimile (801) 274-1099, www.actionstocktransfer.com.

PLAN OF DISTRIBUTION

Securities Offered in a Primary Offering

We may sell the securities in one or more of the following ways from time to time:

•	through underwriters or dealers for resale to the public or to institutional investors;

•	directly to a limited number of institutional purchasers or to a single purchaser;

•	through agents; or

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

Any dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to us from such sale;

•	any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions that may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed; and

•	the securities exchange on which the securities may be listed, if any.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are utilized in the sale of any securities, we will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters will not be obligated to make a market in any securities. We can give no assurance regarding the activity of trading in, or liquidity of, any securities.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

The place, time of delivery and other terms of the offered securities will be described in the applicable prospectus supplement.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sale positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities.  The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on NASDAQ or otherwise and, if commenced, may be discontinued at any time.

Securities Offered by the Selling Shareholders

We are registering the shares of our common stock covered by this prospectus for the selling shareholders. The selling shareholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on NASDAQ, in the over-the-counter market, or in private transactions.  These sales may be at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	An exchange distribution in accordance with the rules of the applicable exchange;

•	Privately negotiated transactions;

•	Short sales;

•	Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	Writing of options on the shares;

•	A combination of any such methods of sale; and

•	Any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933 or the Securities Act, if available, rather than under this prospectus.

The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling shareholders or their respective pledgees, donees, transferees or other successors in interest may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act or the rules thereunder. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter, including any underwriter engaged by us for sale of shares of our common stock. No selling shareholder has entered into any agreement with a prospective underwriter.

The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules thereunder, including Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We may agree to indemnify the selling shareholders including for liabilities under the Securities Act or to contribute to payments the selling shareholders may be required to make in respect of such liabilities. If selling shareholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, or file a prospectus supplement to describe the agreements between the selling shareholders and the broker-dealer.

We are paying all fees and expenses incident to the registration of the shares, excluding fees and disbursements of counsel to the selling shareholders, brokerage commissions and underwriting discounts required to be paid by the selling shareholders.

Each selling shareholder who uses this prospectus for any sale of our common stock will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders are also responsible for complying with the applicable provisions of the Exchange Act and the rules thereunder including Regulation M in connection with their sales of shares of common stock under this prospectus and any prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Harris Cramer LLP, West Palm Beach, Florida. An attorney employed by such firm owns shares of our common stock.  In addition, an attorney employed by such firm is related to Mr. Brauser, our co-Chairman.

EXPERTS

Salberg & Company, P.A., an independent registered public accounting firm, audited our consolidated financial statements included in our 2008 Annual Report on Form 10-K for the year ended December 31, 2008 and for the period from June 14, 2007 (Inception) to December 31, 2007, as set forth in their reports which have incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring to those publicly available documents.  The information that we incorporate by reference in this prospectus is consider to be part of this prospectus.  The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 31, 2009.
•
Our Current Reports on Form 8-K filed with the SEC (excluding any information which is furnished and not filed with the SEC) on January 2, 2009, February 9, 2009, February 11, 2009, March 4, 2009, May 4, 2009, May 14, 2009, June 11, 2009, June 26, 2009, August 11, 2009, August 13, 2009, September 3, 2009, September 11, 2009, September 29, 2009, September 30, 2009, September 30, 2009, October 8, 2009, October 23, 2009 and November 4, 2009..

•	Our Quarterly Report for the quarter ended March 31, 2009 on Form 10-Q filed with the SEC on May 14, 2009.
•	Our Quarterly Report for the quarter ended June 30, 2009 on Form 10-Q filed with the SEC on August 11, 2009.
•	Our Quarterly Report for the quarter ended September 30, 2009 on Form 10-Q filed with the SEC on November 16, 2009.

•	The description of our Risk Factors contained in our Quarterly Report for the quarter ended September 30, 2009 on Form 10-Q filed with the SEC on November 16, 2009.
•
The description of our common stock contained in our Exchange Act Registration Statement on Form 8-A12B filed with the SEC on November 4, 2009 incorporating the description contained in our Registration Statement on Form S-1/A filed with the SEC August 24, 2009.

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

interCLICK hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus.  Request for such copies should be directed to interCLICK, Inc., 257 Park Avenue South, Ste. 602, New York, NY 10010, Attention: Roger Clark, Chief Financial Officer.

Any statement contained in a document incorporated by reference or deemed incorporated by reference in this prospectus or any prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus and such prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any subsequently filed document that also is or is deemed to be incorporated by reference modifies, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus or prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. We also file periodic reports and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC’s website, www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The shares of common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of common stock.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholders. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$1,925
Legal fees and expenses	$15,000
Accounting fees and expenses	$3,000
Printing and miscellaneous expenses	$7,500
Total	$27,425

Item 15.  Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that we shall indemnify our officers and directors, employees and agents and former officers, directors, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of us subject to the qualifications contained in Delaware law.  Additionally, we will advance expenses to those parties mentioned in the previous sentence to the fullest extent allowed under Delaware law.

Our bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. Our certificate of incorporation, as amended, includes such a provision. As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

We have entered into Indemnification Agreements with our officers and directors providing for indemnification and containing an advancement of expenses provision.  Delaware law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable such indemnification shall apply only if approved by the court in which the action was brought.  Any other indemnification shall be made by a majority vote of the Board of Directors (excluding any directors who were party to such action), or by a committee of directors designated by majority vote of the Board of Directors or by independent legal counsel in a written opinion, or by a majority vote of shareholders (excluding any shareholders who were parties to such action).

We maintain a general liability insurance policy that covers certain liabilities of our directors arising out of claims based on acts or omissions in their capacities as directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits.

No.	Description
3.1
Certificate of Amendment to the Certificate of Incorporation of interCLICK, Inc. (incorporated by reference to Exhibit 3.3 to Registration Statement on Form 8-A12B (File No. 001-34523) filed November 3, 2009)

3.3	Certificate of Amendment to Certificate of Incorporation of Customer Acquisition Network Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 1, 2008))
3.4	Amended and Restated Certificate of Incorporation of Outsiders Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed September 4, 2007)
3.5	By-Laws of Customer Acquisition Network Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed September 4, 2007)
5.1	Opinion of Harris Cramer LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Harris Cramer LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:

(a)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)  shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x), for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(c)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses field in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Mathews and Roger Clark, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 which has been signed by the following persons in the capacities and on November 17, 2009

interCLICK, INC.

By:	/s/ Michael Mathews
Michael Mathews
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Roger Clark	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 17, 2009
Roger Clark

/s/ Michael Brauser	Co-Chairman	November 17, 2009
Michael Brauser

/s/ Barry Honig	Co-Chairman	November 17, 2009
Barry Honig

/s/ Brett Cravatt	Director	November 17, 2009
Brett Cravatt

/s/ Michael Katz	Director	November 17, 2009
Michael Katz

/s/ Michael Mathews	Director	November 17, 2009
Michael Mathews

EXHIBIT INDEX

No.	Description
3.1
Certificate of Amendment to the Certificate of Incorporation of interCLICK, Inc. (incorporated by reference to Exhibit 3.3 to Registration Statement on Form 8-A12B (File No. 001-34523) filed November 3, 2009)

3.3	Certificate of Amendment to Certificate of Incorporation of Customer Acquisition Network Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 1, 2008))
3.4	Amended and Restated Certificate of Incorporation of Outsiders Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed September 4, 2007)
3.5	By-Laws of Customer Acquisition Network Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed September 4, 2007)
5.1	Opinion of Harris Cramer LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Harris Cramer LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)